UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA		94583

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (925) 842-1000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 25, 2017, the Board of Directors (the “Board”) of Chevron Corporation (“Chevron”) elected Michael K. Wirth to the Board as Vice Chairman, effective February 1, 2017. Accordingly, the size of the Board was increased to 12 members, effective February 1, 2017. Mr. Wirth will not serve on any committee of the Board, nor will he receive any additional compensation as a Board member. Mr. Wirth will continue to serve and be compensated as an executive officer of Chevron.
The press release announcing Mr. Wirth’s election to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) 99.1     Press Release, dated January 25, 2017, entitled “Chevron Names Michael K. Wirth Vice Chairman”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION
Dated: January 26, 2017	By	/s/ Christine L. Cavallo
Christine L. Cavallo,
Assistant Secretary and Managing Counsel